EXHIBIT C

DIRECTORS AND EXECUTIVE OFFICERS OF THE FILING PERSONS

The (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation and (v) principal business address of each of the directors and executive officers of the Filing Persons are listed below.

I.P.P. LUXCO HOLDINGS II S.A.R.L.

(i)	Dr. Francesco Bellini

(ii)	Manager

(iii)	Canada

(iv)	Chief Executive Officer, BELLUS Health Inc.

(v)	Picchio International Inc., 759 Square Victoria, Suite 224, Montreal (Quebec), H2Y 2J7, Canada

(i)	Carl Speecke

(ii)	Manager

(iii)	Luxembourg

(iv)	Fortis Intertrust Luxembourg

(v)	65, Boulevard Grande Duchesse Charlotte, 1331 Luxembourg, Grand-Duchy of Luxembourg

(i)	Jean-Christophe Dauphin

(ii)	Manager

(iii)	Luxembourg

(iv)	Fortis Intertrust Luxembourg

(v)	65, Boulevard Grande Duchesse Charlotte, 1331 Luxembourg, Grand-Duchy of Luxembourg

II.           PICCHIO PHARMA INC.

(i)	Andre Desmarais

(ii)	Deputy-Chairman and Director

(iii)	Canada

(iv)	President and Co-Chief Executive Officer, Power Corp.

(v)	751 Square Victoria, Montreal, Quebec, H2Y 2J3, Canada

(i)	Dr. Francesco Bellini

(ii)	Chairman, President and Director

(iii)	Canada

(iv)	Chief Executive Officer, BELLUS Health Inc.

(v)	Picchio International Inc., 759 Square Victoria, Suite 224, Montreal (Quebec), H2Y 2J7, Canada

(i)	Charles Cavell

(ii)	Director

(iii)	Canada

(iv)	Retired

(v)	c/o Picchio International Inc., 759 Square Victoria, Suite 224, Montreal (Quebec), H2Y 2J7, Canada

(i)	Peter Kruyt

(ii)	Director

(iii)	Canada

(iv)	Vice President, Power Corp.

(v)	751 Square Victoria, Montreal, Quebec, H2Y 2J3, Canada

(i)	Dr. Gervais Dionne

(ii)	Director

(iii)	Canada

(iv)	Chief Executive Officer

(v)	Virochem Pharma Inc. 275 Armand-Frappier Blvd. Laval, QC H7V 4A7

(i)	Marisa Bellini

(ii)	Director

(iii)	Canada

(iv)	Director, Picchio International Inc.

(v)	Picchio International Inc., 759 Square Victoria, Suite 224, Montreal, Quebec H2Y 2J7

(i)	Pierre Larochelle

(ii)	Director

(iii)	Canada

(iv)	President and Chief Executive Officer, Adaltis Inc.

(v)	Adaltis Inc., 10, 900 Hamon, Montreal, Quebec H3M 3A2, Canada

(i)	Luc Jobin

(ii)	Director

(iii)	Canada

(iv)	Exec. Vice President of Power Corp.

(v)	Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, H2Y 2173, Canada

(i)	Martin Cauchon

(ii)	Director

(iii)	Canada

(iv)	Attorney, Gowling Lafleur Henderson LLP

(v)	Gowling Lafleur Henderson LLP 1 Place Ville Marie, 37th Floor, Montreal, Quebec, H3B 3P4, Canada

(i)	Roberto Bellini

(ii)	Executive Vice President

(iii)	Canada

(iv)	Picchio Pharma Inc.

(v)	759 Square Victoria, Suite 224, Montreal, Quebec H2Y 2J7

III.           FMRC FAMILY TRUST

(i)	John W. Churchill

(ii)	Trustee, FMRC Trust

(iii)	Canada

(iv)	Chartered Accountant (Retired)

(v)	10627 Bradbury Drive SW Calgary, Alberta, T2W 1A9

(i)	Vernon H. Strang

(ii)	Trustee, FMRC Trust

(iii)	Canada

(iv)	Chartered Accountant (Retired)

(v)	39 Scimitar View NW Calgary, Alberta, T3L 2B4

IV.           VICTORIA SQUARE VENTURES INC.

(i)	Edward Johnson

(ii)	Director and Executive Officer

(iii)	Canada

(iv)	Vice President and Secretary, VSV

(v)	Power Corporation of Canada 751 Victoria Square Montreal QC H2Y 2J3

(i)	Arnaud Vial

(ii)	Director and Executive Officer

(iii)	Canada

(iv)	Vice President, VSV

(v)	Power Corporation of Canada 751 Victoria Square Montreal QC H2Y 2J3

(i)	Philip K. Ryan

(ii)	Director and Executive Officer

(iii)	Canada

(iv)	President and Chairman of the Board, VSV

(v)	40 Belvedere Road Westmount, Quebec Canada, H3Y 1P4

(i)	Stephane Lemay

(ii)	Executive Officer

(iii)	Canada

(iv)	Vice-President, VSV

(v)	751 Victoria Square Montreal QC H2Y 2J3

(i)	Isabelle Morin

(ii)	Executive Officer

(iii)	Canada

(iv)	Treasurer, VSV

(v)	2656 des Andes Ville St-Laurent, QC H4R 3G3